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                                                                    EXHIBIT 4.2

                  AMENDED AND RESTATED REVOLVING CREDIT NOTE (1)


$20,000,000.00                                                 Cincinnati, Ohio
                                                                   May 31, 1998


         THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE ("Note") is made and entered into as of the date hereof by AMC, INC., a Georgia corporation, (the "Borrower") to the order of THE PROVIDENT BANK, an Ohio banding corporation (hereinafter, together with its permitted successors and assigns, called "Bank").

         This Note has been executed and delivered pursuant to a certain Credit Agreement dated as of September 30, 1995, as amended by First Amendment to Credit Agreement dated of even date herewith, by and among Borrower, The Provident Bank, as "Agent", and the Banks listed on Schedule 1 thereto (and as the same may be amended, modified or restated, collectively the "Credit Agreement"), and is subject to the terms and conditions of the Credit Agreement, including without limitation, acceleration upon the terms provided therein. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless the context hereof requires otherwise.

         Borrower, for value received, promises to pay to the order of Bank, at Agent's Head Office, for the account of Bank in accordance with the Credit Agreement, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) (the "Credit Commitment") or so much thereof as is loaned by Bank pursuant to the provisions hereof and the terms and provisions of the Loan Agreement, together with interest on the unpaid principal amount thereof at the Prime Rate or Libor Rate determined in accordance with the Credit Agreement (the "Interest Rate"). Interest shall be due and payable monthly in arrears on the first day of each month, commencing on June 1, 1998 and thereafter. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. Principal and all remaining accrued interest shall be due and payable on or before May 31, 2001, or as otherwise provided in the Credit Agreement.



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         (1) This Amended and Restated Revolving Credit Note is issued in exchange for and in substitution for a Revolving Credit Note dated September 30, 1995, in the original principal amount of $10,000,000.00 having a maturity date of September 30, 2000. The issuance of this Amended and Restated Revolving Credit Note is to reflect the various amendments that have been made to the terms of the Credit Agreement, including but not limited to changing the interest rate and increasing the Credit Commitment. This Amended and Restated Revolving Credit Note shall not be construed as a novation or be construed in any manner as an extinguishment of the obligations arising under the original Revolving Credit Note, or to affect the priority of the security interests, liens and mortgages granted in connection with any promissory notes executed pursuant to the Credit Agreement.
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         This Note is subject to mandatory prepayment upon the terms and conditions set forth in the Credit Agreement. This Note may be prepaid in whole or in part as set forth in the Credit Agreement.

         If this Note is accelerated pursuant to the Credit Agreement or if a Default or an Event of Default with respect to any monetary payment under the Credit Agreement shall have occurred and during the period in which such Default or Event of Default is continuing, the outstanding principal and all accrued interest as well as any other Obligations due Bank or Agent under any Loan Document shall bear interest at four percent (4.0%) above the Interest Rate.

         Subject to the terms and conditions of the Credit Agreement and until the Termination Date, Borrower may borrow, repay and reborrow from Bank and Bank hereby agrees to lend and relend to Borrower such amounts not to exceed the Maximum Revolving Commitment as the Borrower may from time to time request.

         The Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law, except as otherwise specifically provided in the Credit Agreement, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions, renewals or other modifications of this Note or waivers of any term hereof or the failure to act on the part of Agent or Bank or any indulgence shown by Agent or Bank, from time to time and in one or more instances, (without notice to or further assent from Borrower) and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Agent or Bank shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, or under any indorsement or guaranty of this Note. Borrower further agrees to reimburse Agent and Bank for all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid in exercising any right, power or remedy conferred by this Note, or in the enforcement thereof.

         Anything herein to the contrary notwithstanding the obligations of Borrower under this Note, the Credit Agreement or any other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by any Bank would be contrary to the provisions of law applicable to such Bank limiting the maximum rate of interest that may be charged or collected by the Bank. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note, and then to the extent that any excess remains, all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by Bank to Borrower, it being the intent of the parties hereto that under no circumstances
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shall Borrower be required to pay any interest in excess of the highest rate permissible under applicable law.

         The provisions of this note shall be governed by and interpreted in accordance with the laws of Ohio.

         The undersigned hereby designates all courts of record sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, state and federal, as forums where any action, suit or proceeding in respect of or arising from or out of this Note, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the undersigned consents to the jurisdiction and venue of such courts.

         TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

         IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note as of the day and year set forth above.

                                    AMC, INC.,
                                    a Georgia corporation



                                    By: /S/: Henry G. Almquist
                                       -------------------------------------
                                    Name:    Henry G. Almquist, Jr.
                                         -----------------------------------
                                    Title:   Chief Financial Officer
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